SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.


Date of Report (Date of earliest event reported) January 5, 1996
                                                 ---------------


              BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


      Delaware                     1-8739              22-1970303
------------------------         -----------        ----------------
(State or other juris-           (Commission        (I.R.S. Employer
diction of incorporation)        file Number)       Identification
                                                    Number)



Registrant's telephone number, including area code (609)-387-7800
                                                   --------------



                                    N/A
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       (Former name or former address, if changed since last report.)














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Item 5.   Other Events

          On January 5, 1996, the registrant issued a press release reporting that it had received a notice from the Nine West Group Inc. notifying registrant that, effective as of the end of calendar 1996, the Nine West Group Inc. would not renew its license agreement with the registrant pursuant to which the Nine West Group Inc. operates licensed shoe departments in 84 of the registrant's stores. A copy of said press release is attached as an exhibit hereto.


Item 7.   Financial Statements and Exhibits

          (C)  Exhibits

          99.1 Press Release dated January 5, 1996.

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BURLINGTON COAT FACTORY
                                     WAREHOUSE CORPORATION



                                   By: /s/ Monroe G. Milstein
                                       ----------------------
                                       Monroe G. Milstein,
                                       Chairman, President and
                                       Chief Executive Officer

Date:  January 16, 1996











                                                                 PAGE 2 OF 3

                                                                EXHIBIT 99.1



FOR IMMEDIATE RELEASE

CONTACT:

Monroe G. Milstein                   Edward Silverman
Chairman of the Board,               Silverman, Heller Associates
President and CEO                    (212) 682-9222
(609) 387-7800, ext 1201



Burlington, New Jersey - January 5, 1996: Burlington Coat Factory Warehouse Corporation (NYSE Symbol: BCF) today announced that it has received notice from Nine West Group Inc. of Nine West's intention, in connection with its reorganization of its operations, not to renew its license agreement with Burlington Coat Factory pursuant to which it operates shoe departments in approximately 84 Burlington Coat Factory stores. That license agreement expires at the end of 1996.

Burlington Coat Factory is currently considering other candidates to serve, after December 31, 1996, as the licensed operator of shoe departments in those stores affected by Nine West's decision not to renew its license.























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